Consent of Independent Certified Public Accountants
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Exhibit 1.


Consent of KPMG Peat Marwick LLP, Independent Certified Public Accountants


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The Board of Directors
General American Life Insurance Company:

                        Re:   "Select Plus"
                              "Russell Insurance Funds"


We consent to the use of our reports included herein on General American Life Insurance Company and on General American Separate Account Eleven and to the reference of our firm under the heading "Experts" in the Registration Statement and Prospectus for General American Separate Account Eleven. Our report on the consolidated financial statements of General American Life Insurance Company and subsidiaries refers to the adoption of Statement of Financial Accounting Standards No. 120, Accounting and Reporting by Mutual Life Insurance Enterprises and by Insurance Enterprises for Certain Long-Duration Participating Contracts in 1996.




                        /s/ KPMG PEAT MARWICK LLP

                        KPMG PEAT MARWICK LLP



St. Louis, Missouri

April 24, 1998